Exhibit 99.1

Momentive Performance Materials Inc. 260 Hudson River Road Waterford, NY 12188	NEWS RELEASE

FOR IMMEDIATE RELEASE

SILICONES AND QUARTZ PRODUCER MOMENTIVE PERFORMANCE MATERIALS INC.

COMPLETES BALANCE SHEET RESTRUCTURING AND EMERGES FROM CHAPTER 11

WATERFORD, N.Y. – October 24, 2014 – Momentive Performance Materials Inc. (“MPM” or “the Company”), a global leader in the development and manufacture of silicones and products derived from quartz and specialty ceramics, today announced that it has successfully completed its balance sheet restructuring and emerged from Chapter 11.

MPM has emerged from Chapter 11 with a healthy balance sheet, significant liquidity of approximately $360 million and a free cash flow profile that will allow MPM to invest in its leading technology portfolio and global operations. As a result of this process, MPM has eliminated approximately $3 billion of debt from its balance sheet and will have pro forma net debt of approximately $1.2 billion. Throughout the pendency of its case, MPM continued to operate in normal course and its plan of reorganization, among other things, has provided for a 100% recovery to trade creditors and a $600 million new equity infusion.

“Today marks the start of a new era for MPM,” said Jack Boss, MPM’s Interim Chief Executive Officer and President. “Our balance sheet restructuring has provided us with a solid financial foundation from which we can sustainably operate and grow our leading silicones and quartz businesses. MPM is moving forward with the financial flexibility and cash flow necessary to continue to drive innovation across its specialty portfolio and provide value-added and differentiated products and services. We appreciate the support of our lenders throughout this transformational process and would like to thank our valued customers, suppliers and employees for their steadfast commitment to MPM. We believe we are well positioned for future success and excited by the opportunities afforded to us by our new capital structure.”

Post-emergence, MPM will have an independent senior management team and board of directors from Momentive Specialty Chemicals Inc. (“MSC”). The shared services agreement between MPM and MSC will remain in place and both companies will continue to benefit from the optimized cost structure and services that it provides.

Willkie Farr & Gallagher LLP served as legal counsel, Moelis & Company served as financial advisor, and AlixPartners, LLP served as restructuring advisor to MPM. The U.S. Bankruptcy Court for the Southern District of New York previously entered an order confirming MPM’s restructuring plan on September 11, 2014.

About Momentive Performance Materials Inc.

Momentive Performance Materials Inc. is a global leader in silicones and advanced materials, with a 75-year heritage of being first to market with performance applications for major industries that support and improve everyday life. The Company delivers science-based solutions, by linking custom technology platforms to opportunities for customers.

Forward-Looking and Cautionary Statements

Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our filings with the Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the ability of the Company to continue as a going concern, the adverse effects of Chapter 11 proceedings on the Company’s liquidity, results of operations, brand or business prospects, the ability to execute the Company’s businesses and restructuring plan, increased legal costs related to the Bankruptcy proceedings, the Company’s ability to maintain contracts that are critical to its operations and to maintain normal terms with customers, suppliers and service providers, the Company’s ability to maintain product reliability and quality and to retain key executives, managers and employees, a weakening of global economic and financial conditions, interruptions in the supply of or increased cost of raw materials, changes in governmental regulations and related compliance and litigation costs, difficulties with the realization of cost savings in connection with our strategic initiatives, including transactions under the Shared Services Agreement with Momentive Specialty Chemicals Inc., pricing actions by our competitors that could affect our operating margins, and other unknown factors. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contacts

Investors and Media:

John Kompa

614-225-2223

john.kompa@momentive.com

or

Michael Freitag or Nick Lamplough

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449